UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2017, Gladstone Investment Corporation (the “Company”) appointed Nicole Schaltenbrand to serve in a temporary capacity as Acting Principal Financial Officer, with such appointment effective immediately. This appointment was made in consideration of the Company’s current Chief Financial Officer and Treasurer, Julia Ryan, taking a temporary family medical leave of absence. Ms. Ryan’s temporary leave of absence will end in January 2018, and, at that point in time, she will return to her position as Chief Financial Officer and Treasurer.

Ms. Schaltenbrand, age 35, is the current Chief Financial Officer and Treasurer of Gladstone Capital Corporation (“Gladstone Capital”), an affiliate of the Company, serving as Chief Financial Officer and Treasurer since March 2016 and Chief Accounting Officer from November 2015 to March 2016. Prior to joining Gladstone Capital, Ms. Schaltenbrand worked as a senior manager of SEC reporting and accounting policy at National Rural Utilities Cooperative Finance Corporation in Dulles, VA from May 2012 to November 2015. Ms. Schaltenbrand also worked as a senior manager in the assurance practice of KPMG LLP in McLean, VA from September 2004 to May 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)

October 11, 2017	By:	/s/ David A.R. Dullum
David A.R. Dullum President